                                                                    Exhibit 10.1





                            REORGANIZATION AGREEMENT


                              ALTUS HOLDINGS, LTD.


                           Dated as of March 23, 2001


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                                TABLE OF CONTENTS

                                                                         PAGE

1.    Definitions.........................................................2

2.    Purchase and Sale of Common Stock...................................9

3.    Warrants; Options; Etc..............................................9

4.    Closing.............................................................9

5.    [Intentionally Omitted.]...........................................10

6.    Representations and Warranties of the Company and the Selling
         Shareholders....................................................10
      6.1   Corporate Existence and Power................................10
      6.2   Authorization, Execution, Enforceability.....................10
      6.3   Capitalization of the Company................................11
      6.4   Subsidiaries; Other Interests................................12
      6.5   No Contravention, Conflict, Breach, Etc......................12
      6.6   Consents.....................................................12
      6.7   No Existing Violation, Default, Etc..........................13
      6.8   Licenses and Permits.........................................13
      6.9   Title to Properties..........................................13
      6.10  Taxes........................................................14
      6.11  Litigation...................................................14
      6.12  Labor Matters................................................14
      6.13  Contracts....................................................14
      6.14  Finder's Fees................................................15
      6.15  Financial Statements.........................................16
      6.16  Employee Benefits............................................16
      6.17  Undisclosed Liabilities......................................18
      6.18  No Material Change...........................................18
      6.19  Insurance Matters............................................19
      6.20  Liabilities and Reserves.....................................21
      6.21  Institutional Selling Shareholder Representations and
               Warranties................................................22
      6.22  Management Selling Shareholder Representations and
               Warranties................................................22
      6.23  All Selling Shareholder Representations and Warranties.......23

                                                                         PAGE

7.    Representations and Warranties of ACGL.............................23
      7.1   Organization, Good Standing, Power, Authority, Etc...........23
      7.2   Consents.....................................................24
      7.3   Finder's Fees................................................24

8.    Covenants..........................................................24
      8.1   Business in the Ordinary Course..............................24
      8.2   Certain Actions..............................................25
      8.3   Accounting Changes...........................................27
      8.4   Capitalization, Options, Dividends and Payments..............27
      8.5   Encumbrance of Assets........................................27
      8.6   Litigation During Interim Period.............................27
      8.7   Indemnification; Insurance...................................28
      8.8   Notification of Certain Matters..............................29
      8.9   Access to Company............................................29
      8.10  No-Shop......................................................29
      8.11  Non-Competition and Non-Solicitation.........................30
      8.12  Proprietary Rights; Confidentiality..........................31
      8.13  Remedies.....................................................32
      8.14  Litigation Reimbursement.....................................32

9.    Conditions Precedent to ACGL's Obligations.........................33
      9.1   Representations and Warranties...............................33
      9.2   Compliance with Agreements...................................33
      9.3   Resignations.................................................33
      9.4   Certificates.................................................33
      9.5   Litigation...................................................34
      9.6   Material Adverse Effect......................................34
      9.7   Third Party Consents.........................................34
      9.8   Hart-Scott-Rodino Act Filings................................34
      9.9   Deliveries...................................................34
      9.10  Options; Warrants; Etc.......................................34
      9.11  Audit........................................................35
      9.12  Best's Rating................................................35

10.   Conditions Precedent to the Selling Shareholders' Obligations......35
      10.1  Representations and Warranties...............................35
      10.2  Compliance with Agreement....................................35
      10.3  Third Party Consents.........................................35
      10.4  Hart-Scott-Rodino Act Filings................................35

11.   Termination........................................................35

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                                                                         PAGE


      11.1  Termination Events...........................................35
      11.2  Effect of Termination........................................36
      11.3  Shareholders Agreement.......................................36

12.   Survival of Representations and Warranties; Remedies...............37

13.   [Intentionally Omitted.]...........................................37

14.   Tax Matters........................................................38

15.   Miscellaneous......................................................38
      15.1  Expenses.....................................................38
      15.2  Confidentiality..............................................38
      15.3  Further Actions and Assurances...............................38
      15.4  Counterparts.................................................39
      15.5  Contents of Agreement; Parties in Interest, Etc..............39
      15.6  New York Law to Govern; Venue................................39
      15.7  Section Headings and Gender..................................39
      15.8  Schedules and Exhibits.......................................39
      15.9  Notices......................................................40
      15.10 Antitrust Matters............................................41
      15.11 Specific Performance.........................................42
      15.12 Modification and Waiver......................................42
      15.13 Invalid Provisions...........................................42
      15.14 Third Party Beneficiaries....................................42
      15.15 Construction and Interpretation..............................42
      15.16 Trident Guarantee............................................42

EXHIBITS

Exhibit A/B -     List of Selling Shareholders and the Number of Shares Owned by
                  Each Selling Shareholder; List of Outstanding Options and
                  Warrants to Purchase Ordinary Shares

                            REORGANIZATION AGREEMENT

            This REORGANIZATION AGREEMENT is made and entered into as of this 23rd day of March 2001 by and among Altus Holdings, Ltd., a company organized under the laws of the Cayman Islands (the "COMPANY"); The Trident Partnership, L.P., a Cayman Islands limited partnership ("TRIDENT"); TRYCO II, Ltd., a Bermuda company ("TRYCO"); Marsh & McLennan Risk Capital Holdings, Ltd., a Delaware corporation ("MARSH"); Glenn L. Ballew ("BALLEW"), an individual currently residing in Cincinnati, Ohio; David G. May ("MAY"), an individual currently residing in Darien, Connecticut; and Arch Capital Group Ltd., a Bermuda limited company ("ACGL").

                                    RECITALS:

            WHEREAS, the authorized Capital Stock of the Company consists of 200,000,000 Ordinary Shares (as defined below) divided into Class A Non-Voting Ordinary Shares (the "CLASS A SHARES") and Class B Voting Ordinary Shares (the "CLASS B SHARES," and together with the Class A Shares, the "ORDINARY SHARES"), each having a par value of $.01 per share; the Class B Shares are further divided into Class B, Series 1 Voting Ordinary Shares (the "CLASS B-1 SHARES"), Class B, Series 2 Voting Ordinary Shares (the "CLASS B-2 SHARES") and Class B, Series 3 Voting Ordinary Shares (the "CLASS B-3 SHARES"); 67,654,711 Class A Shares and 1,002,000 Class B Shares are issued and outstanding as of the date hereof (such Ordinary Shares being held by the Selling Shareholders in the amounts set forth on EXHIBIT A/B hereto);

            WHEREAS, certain Subsidiaries of the Company have issued to the holders of the Class B Shares of the Company voting shares entitling such holders to the same pro rata votes in such Subsidiaries as the holders of the Class B Shares have in the Company (the "SUBSIDIARY VOTING SHARES");

            WHEREAS, pursuant to this Agreement (i) all warrants, options and direct or indirect rights to acquire Ordinary Shares of the Company will be cancelled or, as to options, such other treatment as determined by ACGL at its sole discretion subject to applicable law, (ii) ACGL will acquire all of the outstanding Ordinary Shares of the Company held by the Selling Shareholders and
(iii) ACGL will acquire all of the outstanding Subsidiary Voting Shares held by the Selling Shareholders;

            WHEREAS, each Selling Shareholder owns the outstanding Ordinary Shares of the Company and the outstanding Subsidiary Voting Shares of the Company's Subsidiaries in the individual amounts set forth on EXHIBIT A/B hereto, and desires to sell all of such Ordinary Shares of the Company and such Subsidiary Voting Shares of the Company's Subsidiaries to ACGL on the terms and conditions set forth herein; and

            WHEREAS, subject to the terms and conditions set forth herein, each party hereto desires to consummate the transactions described in this Agreement.

            NOW, THEREFORE, in consideration of the mutual premises, agreements and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

      1. DEFINITIONS. For purposes of this Agreement and the Schedules attached hereto, the following terms shall have the meaning specified or referred to below unless the context requires otherwise:

            "ACGL" has the meaning set forth in the introduction to this Agreement.

            "ACGL SHARES" means the common shares, par value $0.01 per share, of ACGL.

            "ADJUSTED ESTIMATED CLOSING EQUITY VALUE" means $55.0 million adjusted, if applicable, as follows:

            (1) if the Estimated Closing Equity Value is less than $46.0 million, decreased by the sum of:

                  (x) the excess of (i) $46.0 million over (ii) the Estimated Closing Equity Value PLUS

                  (y) the excess, if any, of (i) $9.0 million over (ii) 20% of the Estimated Closing Equity Value; and

            (2) if the Estimated Closing Equity Value is greater than $46.0 million, increased by the excess of (i) the Estimated Closing Equity Value over (ii) $46.0 million.

            "AFFILIATE" means, with respect to any Person (the "SUBJECT PERSON"), (i) any other Person (a "CONTROLLING PERSON") that directly, or indirectly through one or more intermediaries, Controls the Subject Person or
(ii) any other Person that is Controlled by or is under common Control with a Controlling Person; PROVIDED, HOWEVER, that (x) ACGL and its Subsidiaries shall not be deemed Affiliates of the Company or any of its Subsidiaries and (y) each of the Company's other shareholders and its Affiliates (other than ACGL) shall be deemed Affiliates of the Company and its Subsidiaries (it being understood that, in the case of an individual shareholder, such shareholder's parent, spouse, issue, estate of such shareholder or parent, spouse or issue or trust for the benefit of such shareholder or parent, spouse or issue shall be deemed to be an Affiliate of such shareholder). "CONTROL" (including, with correlative meanings, the terms "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or interests, by contract or otherwise.

            "AGREEMENT" means this Reorganization Agreement.

            "AGREEMENTS" has the meaning set forth in Section 6.13.

            "ALT INSURANCE" means Alternative Insurance Company Limited, a company incorporated under the laws of Bermuda.

            "ALT RE" means Alternative Re Limited, a company incorporated under the laws of Bermuda.

            "ALT RE HOLDINGS" means Alternative Re Holdings Limited, a company incorporated under the laws of Bermuda.

            "BENEFIT ARRANGEMENT" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

            "BREACH" means, with respect to a representation, warranty, covenant, obligation or other provision of this Agreement, if there is, or has been, any inaccuracy in any such representation or warranty at the time it was made, or any failure to perform or comply with any such covenant, obligation or other provisions.

            "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which (i) commercial banks in the City of New York are authorized or required by law to close or (ii) the New York Stock Exchange is not open for trading.

            "CAPITAL STOCK" means, with respect to any Person, any and all shares, partnership interests or equivalents (however designated and whether voting or non-voting) of such Person's capital stock, whether outstanding on the date hereof or hereafter issued.

            "CLASS A SHARES" has the meaning set forth in the recitals to this Agreement.

            "CLASS B SHARES" has the meaning set forth in the recitals to this Agreement.

            "CLASS B-1 SHARES" has the meaning set forth in the recitals to this Agreement.

            "CLASS B-2 SHARES" has the meaning set forth in the recitals to this Agreement.

            "CLASS B-3 SHARES" has the meaning set forth in the recitals to this Agreement.

            "CLOSING" has the meaning set forth in Section 4.

            "CLOSING DATE" has the meaning set forth in Section 4.

            "COBRA" has the meaning set forth in Section 6.16.

            "COMPANY" has the meaning set forth in the preamble to this Agreement.

            "COMPANY AUDITED FINANCIAL STATEMENTS" has the meaning set forth in
Section 6.15.

            "COMPANY FINANCIAL STATEMENTS" has the meaning set forth in Section 6.15(b).

            "COMPANY UNAUDITED FINANCIAL STATEMENTS" has the meaning set forth in Section 6.15(b).

            "CONFIDENTIAL INFORMATION" has the meaning set forth in Section
8.12.

            "DEBT" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments issued by such Person, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person under any Financing Lease, (v) all reimbursement obligations of such Person in respect of letters of credit or other similar instruments, (vi) Disqualified Capital Stock of such Person, (vii) Preferred Stock of any Subsidiary of such Person, (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (ix) all Debt of others Guaranteed by such Person.

            "DECEMBER 31, 2000 BALANCE SHEET" means the Company's consolidated balance sheet as of December 31, 2000, constituting part of the Company Audited Financial Statements for the year ended December 31, 2000.

            "DEFAULT" means any event or condition which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured within the stated time period or waived, become an Event of Default.

            "DISCLOSURE LETTER" means the letter dated the date herewith delivered by the Company and the Selling Shareholders to ACGL.

            "DISQUALIFIED CAPITAL STOCK" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, or requires the payment of any dividends.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "ERISA GROUP" means the Company and its Subsidiaries and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any of its Subsidiaries, are treated as a single employer under Section 414 of the Internal Revenue Code.

            "ESTIMATED CLOSING EQUITY VALUE" means (i) the shareholders' equity of the Company as of December 31, 2000 as set forth on the December 31, 2000 Balance Sheet MINUS (ii) $1,985,449.

            "FAFC" means First American Financial Corporation, a Missouri corporation and an indirect wholly owned subsidiary of the Company.

            "FAIC" means First American Insurance Company, a Missouri corporation and a wholly owned subsidiary of FAFC, considered together with its Subsidiaries.

            "FINANCING LEASE" means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

            "GAAP" means, at any particular time, United States generally accepted accounting principles as in effect at such time.

            "GOVERNMENTAL ENTITY" means any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, including any insurance regulatory authority or agency.

            "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing (whether by virtue of partnership arrangements, by agreement to keepwell, to purchase assets, goods, securities or services, to take-or-pay, or to maintain a minimum net worth, financial ratio or similar requirements, or otherwise) any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part). The term "GUARANTEE" used as a verb has a corresponding meaning.

            "HSR ACT" has the meaning set forth in Section 15.10.

            "INDEMNIFIED PARTIES" and "INDEMNIFIED PARTY" have the meanings set forth in Section 8.7.

            "INSTITUTIONAL SELLING SHAREHOLDERS" means Marsh and TRYCO. For the avoidance of doubt, "Institutional Selling Shareholders" does not include Trident.

            "INSURANCE ACTS" means all applicable insurance laws and the applicable rules and regulations thereunder.

            "INSURANCE DEPARTMENTS" means the Department of Insurance of the State of Missouri and the Insurance Department of Bermuda.

            "INSURANCE LICENSE" means a Permit from any Insurance Department or any other department of insurance of any other jurisdiction.

            "INSURANCE SUBSIDIARIES" means FAIC, Alt Re and Alt Insurance.

            "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

            "INVESTMENT" means any investment in any Person, whether by means of share purchase, capital contribution, loan, advance, time deposit or otherwise.

            "IRS" has the meaning set forth in Section 6.16.

            "LEGAL PROCEEDING" has the meaning set forth in Section 8.12.

            "LIEN" means any lien, mechanic's lien, materialmen's lien, lease, easement, charge, encumbrance, mortgage, conditional sale agreement, title retention agreement, voting trust agreement, assignment by way of security, restriction on voting or transfer, agreement to sell or convey, option, claim, title imperfection, encroachment or other survey defect, pledge, restriction, security interest or adverse claim of any kind, whether arising by contract or under law or otherwise (including any Financing Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction in respect of any of the foregoing).

            "MANAGEMENT SELLING SHAREHOLDERS" means Ballew and May.

            "MATERIAL ADVERSE EFFECT" has the meaning set forth in Section 6.1.

            "MULTIEMPLOYER PLAN" means at any time a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

            "OFFICERS' CERTIFICATE" means a certificate executed on behalf of the Company by its Chief Executive Officer or President and by its Chief Financial Officer, its Treasurer or any other officer acceptable to ACGL; PROVIDED, however, that the Officers' Certificate with respect to the compliance with a condition precedent to the Closing Date shall include (i) a statement that the signers, in their capacities as such an officer, have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that in the opinion of the signers, in their capacities as such an officer, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with and (iii) a statement as to whether, in the opinion of the signers, in their capacities as such an officer, such condition has been complied with.

            "ORDINARY SHARES" has the meaning set forth in the recitals to this Agreement.

            "PBGC" means the Pension Benefit Guaranty Corporation.

            "PERMITS" means all domestic and foreign licenses, permits, consents, franchises, orders, authorizations, clearances, certificates, and approvals, including from Governmental Entities.

            "PERSON" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or any agency or political subdivision thereof) or other entity of any kind.

            "PLAN" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at the time a member of such ERISA Group for employees of any Person which was at the time a member of the ERISA Group.

            "PURCHASE PRICE" has the meaning set forth in Section 2.1.

            "PURCHASED PERCENTAGE" means the sum of the percentage ownership in the Company of each Selling Shareholder as set forth on EXHIBIT A/B opposite the name of such Selling Shareholder under the "% Outstanding (B)" column. In calculating such percentage for each Selling Shareholder, (i) the numerator shall be the number of Ordinary Shares owned by such Selling Shareholder as of the date hereof and (ii) the denominator shall be the total number of Ordinary Shares outstanding as of the date hereof.

            "PURCHASED SHARES" has the meaning set forth in Section 2.1.

            "REGISTRAR OF COMPANIES" has the meaning set forth in Section 9.4.

            "REINSURANCE ARRANGEMENTS" has the meaning set forth in Section 6.19(e).

            "RELATED PERSON" means any director, officer or employee of the Company or any of its Subsidiaries who is also an equity or debt holder of the Company or any of its Subsidiaries.

            "REPRESENTATIVES" has the meaning set forth in Section 8.10.

            "RETURNS" has the meaning set forth in Section 6.10.

            "SELLING SHAREHOLDERS" means the Institutional Selling Shareholders and the Management Selling Shareholders.

            "SHAREHOLDERS AGREEMENT" has the meaning set forth in Section 3.

            "STATUTORY ACCOUNTING PRINCIPLES" means the accounting practices permitted or prescribed by the Department of Insurance of the State of Missouri.

            "SUBSIDIARY" means, with respect to any Person, (i) any corporation or other entity of which more than 50% of the Capital Stock or other ownership interests having ordinary voting power to elect more than 50% of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person and (ii) any partnership, association, joint venture or other entity in which such Person, directly or indirectly through Subsidiaries, has a greater than 50% equity interest.

            "SUBSIDIARY VOTING SHARES" has the meaning set forth in the recitals of this Agreement.

            "TAXES" means (i) any and all federal, state, provincial, local and foreign income, profits, estimated, alternative minimum, franchise, sales, value added, use, employment, payroll, occupation, real property, personal property, excise, gross receipts, license, customs, duties, capital stock, windfall profit, withholding, social security (or similar), unemployment, disability, registration, and other taxes, assessments, imposts, fees, charges or duties of any kind whatsoever, (ii) any interest, additions to tax and penalties with respect to any item described in clause (i) hereof and (iii) any transferee, successor, joint and several or contractual liability (including liability as an indemnitor, guarantor, surety or in a similar capacity, or liability pursuant to U.S. Treasury Regulation Section 1.1502-6 (or any comparable state, local or foreign provision)) in respect of any item described in clause (i) or (ii) hereof.

            "THREATENED" means, with respect to any Person, that such Person has received any written demand, statement or other notice with respect to a proceeding, claim, dispute or other matter.

            "TRANSACTION DOCUMENTS" means this Agreement.

            "UCC" means the Uniform Commercial Code as in effect in any applicable jurisdiction.

            "WARRANTS" means the warrants to purchase Class A Shares.

      2. PURCHASE AND SALE OF COMMON STOCK. Subject to the terms and conditions of this Agreement, ACGL agrees to pay and deliver to the Selling Shareholders, on the Closing Date, the purchase price (the "PURCHASE PRICE") in an aggregate amount equal to the product of (x) the Purchased Percentage MULTIPLIED BY (y) the Adjusted Estimated Closing Equity Value, and each of the Selling Shareholders agrees to sell and deliver to ACGL, on the Closing Date, the number of Ordinary Shares and Subsidiary Voting Shares set forth opposite such Selling Shareholder's name on EXHIBIT A/B attached hereto (in the aggregate, the "PURCHASED SHARES"). Each Institutional Selling Shareholder shall be paid its proportionate share of the Purchase Price by wire transfer of immediately available funds to an account designated by it in writing at least two Business Days prior to the Closing Date. Each Management Selling Shareholder shall be paid his proportionate share of the Purchase Price in ACGL Shares valued at the average of the daily closing sale prices of the ACGL Shares for the 20-trading day period ending on the trading day prior to the Closing Date. Such ACGL Shares shall be subject to the same transfer, vesting and other restrictions to which the Purchased Shares of the Management Selling Shareholders are subject.

      3. WARRANTS; OPTIONS; ETC. The Company and each other party to this Agreement will take (on its or his own behalf) all necessary actions so that effective at or prior to the Closing Date (a) any and all securities of the Company directly or indirectly exercisable or exchangeable for or convertible into Ordinary Shares (including all warrants and stock options listed on EXHIBIT A/B hereto) will be permanently cancelled and retired and (b) the Company's stock option plan and all shareholders or other agreements relating directly or indirectly to the Capital Stock of the Company, including the Amended and Restated Shareholders Agreement dated as of July 13, 1999 by and among the Company, TRYCO, Marsh, ACGL and David May (the "SHAREHOLDERS AGREEMENT"), will be terminated in their entirety and have no further force and effect whatsoever; PROVIDED that, options to purchase Ordinary Shares held by employees of the Company may be treated in such other manner as ACGL may determine in its sole discretion subject to applicable law.

      4. CLOSING. Subject to the terms and conditions of this Agreement, the closing hereunder shall take place in New York City at the offices of Cahill Gordon & Reindel, on the second Business Day after each of the conditions set forth in Sections 9 and 10 shall have been satisfied or waived, or at such other time and place as shall be mutually agreed upon by ACGL, the Company and the Selling Shareholders (the "CLOSING DATE").

            Upon satisfaction or waiver of all such conditions:

            (a) The Selling Shareholders shall deliver to ACGL the certificates representing the Purchased Shares along with any executed stock powers deemed necessary by the parties hereto in order to effectuate the transfer of the Purchased Shares.

            (b) ACGL shall deliver to each Institutional Selling Shareholder its portion of the Purchase Price by wire transfer of immediately available funds to the account specified by such Institutional Selling Shareholder.

            (c) ACGL shall deliver to each Management Selling Shareholder a certificate for the ACGL Shares representing his portion of the Purchase Price, registered in the name of such Management Selling Shareholder and having appropriate legends as to transfer, vesting and any other restrictions substantially the same as those restrictions in effect with respect to the Ordinary Shares and Subsidiary Voting Shares being sold by the Management Selling Shareholders hereunder.

            (d) Each of the Selling Shareholders shall deliver to the Company the certificates representing the Warrants held by it as set forth on EXHIBIT A/B hereto.

            Upon occurrence of the events described in clauses (a) - (d) above, the closing hereunder will be deemed accomplished.

      5.    [Intentionally Omitted.]

      6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING SHAREHOLDERS. The Company and each of the Selling Shareholders represent and warrant, jointly and severally, to ACGL as follows (except as set forth in the corresponding section of the Disclosure Letter and except for the representations and warranties contained in Section 6.22 (which shall be made only by the Management Selling Shareholders) and Section 6.23 (which shall be made only by the Selling Shareholders):

            6.1 CORPORATE EXISTENCE AND POWER. (a) The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all organizational power and authority, and, except as could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect (as hereinafter defined), all Permits required to own, lease or operate its respective properties and carry on its respective business as now conducted.

            (b) The Company and each of its Subsidiaries is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership, leasing or operation of property requires such qualification, other than any failure to be so qualified or in good standing as could not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the assets, liabili-ties, business, results of operations, financial condition or Permits of the Company and its Subsidiaries, considered as a whole (each, a "MATERIAL ADVERSE EFFECT").

            6.2 AUTHORIZATION, EXECUTION, ENFORCEABILITY. The Company and each of its Subsidiaries has the corporate power and authority to execute and deliver, and to perform its obligations under, each of the Transaction Documents to which it is or is to be a party. Subject to receipt of regulatory approval from each Insurance Department, the Company and each of its Subsidiaries has taken all action required by law or organizational documents required to be taken by it to authorize the execution, delivery and performance by it of each Transaction Document to which it is or is to be a party. Subject to receipt of regulatory approval from each Insurance Department, each of the Transaction Documents is, or upon execution and delivery will be, a valid and binding obligation of the Company and each of the Subsidiaries (to the extent each is a party thereto), enforceable in accordance with their respective terms, except to the extent limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general principles of equity. True and complete copies of the certificate of incorporation and by-laws, memorandum of association and articles of association or partnership agreement (or other equivalent organizational documents), as the case may be, of the Company and each of its Subsidiaries have been provided by the Company to ACGL.

            6.3 CAPITALIZATION OF THE COMPANY. (a) The authorized Capital Stock of the Company consists of 200,000,000 Ordinary Shares which are divided into Class A Shares and Class B Shares, each having a par value of $.01 per share; the Class B Shares are further divided into Class B-1 Shares, Class B-2 Shares and Class B-3 Shares. All outstanding shares of Capital Stock have been duly authorized, are validly issued, fully paid and nonassessable and have been issued in compliance with applicable foreign, U.S. federal and state securities laws.

            (b) There are no (i) securities or obligations of the Company convertible into or exchangeable for any Ordinary Shares, (ii) warrants, options or other rights to purchase or acquire from the Company any such Ordinary Shares or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company to issue such Ordinary Shares, any such convertible or exchangeable securities or obligations or any such warrants, rights or options. No Person has any preemptive or similar rights with respect to any Ordinary Shares or any rights to require registration of any securities of the Company.

            (c) SECTION 6.3(C) of the Disclosure Letter sets forth a complete list of all of the outstanding Debt of the Company or any of its Subsidiaries as of the date hereof, together with the names of the holders thereof, the principal amount, interest rate, issue date, stated maturity date and any other material terms.

            (d) Set forth as EXHIBIT A/B hereto is a complete list of all of the registered shareholders of the Company as of the date hereof, together with the names of such share-holders and the number of Ordinary Shares (and the percentage ownership represented by such number of Ordinary Shares) so owned by each such shareholder on an actual basis (under the "% Outstanding (B)" column). and after giving effect to the exercise of all outstanding options, warrants and other rights to purchase Ordinary Shares and the conversion or exchange of all securities convertible or exchangeable into Ordinary Shares (whether or not then exercisable, exchangeable or convertible and whether or not "in the money") (under the "% Fully Diluted (C)" column).

            (e) SECTION 6.3(E) of the Disclosure Letter sets forth the capitalization of the Company at the date hereof after giving pro forma effect to the acquisition of Shares as contemplated by this Agreement.

            6.4 SUBSIDIARIES; OTHER INTERESTS. (a) SECTION 6.4 of the Disclosure Letter sets forth a true, complete and correct list of each Subsidiary of the Company. Each such Subsidiary is wholly owned by the Company.
Section 6.4 of the Disclosure Letter sets forth the country or state(s) in which the Company's Subsidiaries are domiciled (both by incorporation and as a "commercial domiciliary" under applicable law) and the states in which they are licensed to conduct an insurance business, which are the only jurisdictions in which the Company's Subsidiaries are required to be so licensed, except where such failure to be so licensed could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. All of the outstanding Capital Stock of the Company's Subsidiaries has been duly authorized and validly issued and is fully paid and nonassessable and owned by the Company, directly, free and clear of all Liens (other than such transfer restrictions as may exist under foreign, U.S. federal and state securities laws) and there are no warrants, options or other rights granted to or in favor of any third party (whether acting in an individual, fiduciary or other capacity) other than the Company to acquire any such Capital Stock, any additional Capital Stock or any other securities of the Company's Subsidiaries.

            (b) Except for interests in the Subsidiaries, neither the Company nor any of its Subsidiaries, directly or indirectly, holds, or has any contractual commitment to make, any Investment in any Person, except for Investments made in the ordinary course of its business and in accordance with the Company's applicable investment policies in effect on the date such investment was made.

            6.5 NO CONTRAVENTION, CONFLICT, BREACH, ETC. The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated therein will not (i) conflict with, or result in a breach or violation of, any provision of the charter, memorandum of association, by-laws, articles of association, bye-laws or other organizational documents of the Company or any of its Subsidiaries, (ii) upon receipt of regulatory approval from the Insurance Departments, result in risk of loss of, or limitation on, any Insurance License or other Permits held by the Company or any of its Subsidiaries, or the right of the Company or of any of its Subsidiaries to conduct business in any jurisdiction as currently conducted, or (iii) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any assets or properties of the Company or any of its Subsidiaries under, any statute, rule, regulation, order or decree of any Governmental Entity or any of its properties, assets or operations, or any agreement or instrument evidencing Debt or any lease, Permit or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of their respective properties, assets or operations are subject, except such as could not (with respect to clause (ii) or (iii)), singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            6.6 CONSENTS. Except for filings under the HSR Act and regulatory approval from the Insurance Departments (which approval is required to be obtained pursuant to Sections 9.7 and 10.3), no consent, approval, authorization, order, registration, filing or qualification of or with any (i) Governmental Entity or (ii) other third party (whether acting in an individual, fiduciary or other capacity) is necessary for the execution, delivery or performance of the Transaction Documents and the consummation of the transactions contemplated thereby, except where such failure to obtain such consent, approval, authorization, order, registration, filing or qualification, could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            6.7 NO EXISTING VIOLATION, DEFAULT, ETC. (a) Neither the Company nor any of its Subsidiaries is in violation of (i) its charter, memorandum of association, by-laws, articles of association, bye-laws or other organizational documents, (ii) any applicable law, ordinance, administrative or governmental rule or regulation or (iii) any order, decree or judgment of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries other than such as could not (with respect to clauses (ii) or (iii)), singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (b) No event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, permit, license or other agreement or instrument to which the Company or any of its Subsidiaries is party or by which the Company or any of its Subsidiaries is bound or to which any of their respective properties, assets or operations are subject other than such as could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            6.8 LICENSES AND PERMITS. The Company and its Subsidiaries have all Permits from appropriate Governmental Authorities (including all Insurance Licenses) as are necessary to own, lease or operate their properties as currently owned, leased or operated and to conduct their businesses as currently conducted, except any such Permit the failure of which to have could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. All such Permits are valid and in full force and effect. The Company and its Subsidiaries are in compliance in all respects with their respective obligations under such

Permits, with such exceptions as could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the best knowledge of such Person, no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of such Permits and no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by any of them to their respective parent companies or shareholders.

            6.9 TITLE TO PROPERTIES. The Company and its Subsidiaries each have sufficient title to all properties (real and personal) owned by the Company and its Subsidiaries or reflected in their financial statements which are necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted, free and clear of any Lien that may interfere with the conduct of the business of the Company and its Subsidiaries, taken as a whole, and (in the case of the Selling Shareholders, to their best knowledge) all properties held under lease by the Company or any of its Subsidiaries are held under valid, subsisting and enforceable leases.

            6.10 TAXES. (a) All returns, reports, declarations, statements and other documents required to be filed with respect to Taxes ("RETURNS") on behalf of the Company and its Subsidiaries have been duly filed on a timely basis with the appropriate governmental agencies in all jurisdictions in which such Returns are required to be filed; (b) all such Returns were correct and complete in all material respects; (c) all Taxes shown on such Returns as being due have been fully paid; (d) all Taxes of the Company and its Subsidiaries attributable to any taxable period (or portion thereof) ending on or prior to the date hereof have been timely paid or, if not yet due and payable, have been specifically accrued as of any relevant balance sheet date; (e) no issues have been raised (and are currently pending) by the Internal Revenue Service or any other taxing authority in writing with respect to any operations of the Company and its Subsidiaries and no examination of the Company and its Subsidiaries is currently in progress nor, to the best knowledge of the Company and the Selling Shareholders, threatened, and no deficiencies have been asserted or assessed against the Company and its Subsidiaries by any taxing authority and no such deficiency has been proposed or threatened; (f) no waivers of statutes of limitation with respect to such Returns have been given by or requested from the Company and its Subsidiaries or the Selling Shareholders; and (g) there are no liens for Taxes (other than for current Taxes not yet due and payable) on the assets. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes or other governmental charges have been established in accordance with GAAP (or, in the case of FAIC, in accordance with Statutory Accounting Principles).

            6.11 LITIGATION. There are no pending or, to the best knowledge of such Person, threatened actions, suits, proceedings, arbitrations or investigations against or affecting the Company or any of its Subsidiaries or any of their respective properties, assets or operations or with respect to which the Company or any of its Subsidiaries is responsible by way of indemnity or otherwise, that question the validity of any of the Transaction Documents, or that could, singly or in the aggregate, reasonably be expected to have a Material Adverse Ef-fect or would have an adverse effect on the ability of the Company or any of its Subsidiaries to perform its obligations under this Agreement or any of the other Transaction Documents to which they are party; and no Selling Shareholder is aware of any basis for any such action, suit, proceeding or investigation.

            6.12 LABOR MATTERS. No labor disturbance by the employees of the Company or any of its Subsidiaries exists or, to the best knowledge of such Person, is threatened. Neither the Company nor any of its Subsidiaries is party to any collective bargaining or other union contract. No Selling Shareholder is aware of the existence of any effort to unionize employees of either the Company or any of its Subsidiaries.

            6.13 CONTRACTS. (a) Neither the Company nor any of its Subsidiaries nor any other party is in breach of or default under any contract to which the Company or any of its Subsidiaries are parties or bound other than such breach or default as could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (b) Neither the Company nor any of its Subsidiaries is party to any written stockholder agreement, employment agreement, advisors' agreement, consulting agreement or any similar agreement or, to the best knowledge of such Person, oral similar agreements.

            (c) Neither the Company nor any of its Subsidiaries is a party to or bound by (i) any agreement or arrangement relating to Debt (it being understood that if any such agreement or arrangement exists, SECTION 6.13(B) of the Disclosure Letter shall set forth the outstanding principal amount, interest rate, maturity and all other material terms of such Debt); (ii) any agency, dealer, sales representative, marketing or other similar agreement entered other than those entered into in the ordinary course of business; (iii) any reinsurance treaty or any facultative reinsurance contract (in each case applicable to insurance in force and where there are existing unearned premium or case reserves); (iv) any material agreement containing "change in control" or similar provisions relating to change in control of the Company or any of its Subsidiaries; (v) any powers of attorney, binding authorities or managing general agencies or other agencies that have the power to bind on behalf of the Company or any of its Subsidiaries other than those made in the ordinary course of business; (vi) any material third party collection agreements; or (vii) any agreements (other than insurance policies, leases or other similar agreements issued or made by the Company or any of its Subsidiaries in the ordinary course of its business) pursuant to which the Company or any of its Subsidiaries is obligated to indemnify any other Person.

            (d) No agreement, contract or other document will require increased payments (in either amount or frequency) or changed terms as a result of the transactions contemplated by the Transaction Documents other than such as could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            The Company has heretofore furnished, or made available, to ACGL complete and correct copies of the contracts, agreements and instruments listed on SECTION 6.13 of the

Disclosure Letter, each as amended or modified to the date hereof (including any waivers with respect thereto, the "AGREEMENTS").

            SECTION 6.13 of the Disclosure Letter further contains a list of all insureds the gross written premiums of which (together with the gross written premiums derived from any of its Affiliates) represented more than (or are expected to represent more than) 5% of the Company's consolidated gross written premiums in fiscal year 2000.

            6.14 FINDER'S FEES. No broker, finder or other party is entitled to receive from the Company or any of its Subsidiaries any brokerage or finder's fee or any other fee, commission or payment as a result of the transactions contemplated by the Transaction Documents.

            6.15 FINANCIAL STATEMENTS. (a) The audited consolidated financial statements and related schedules and notes for the Company, FAFC, Alt Re Holdings and Alt Re for the years ended December 31, 1999 and 2000 and the audited financial statements and related schedules and notes for Alt Insurance for the years ended December 31, 1999 and 2000 were (or will be, as the case may be) prepared in accordance with GAAP consistently applied throughout the periods involved and fairly present (or will fairly present, as the case may be) the financial condition, results of operations, cash flows and changes in shareholders' equity of the company and its Subsidiaries at the dates and for the periods presented. The audited statutory financial statements and related schedules and notes for FAIC for the years ended December 31, 1999 and 2000, were, or will be, as the case may be, prepared in accordance with the Statutory Accounting Principles and fairly present (or will fairly present, as the case may be) the financial condition, results of operations, cash flows and changes in capital and surplus of FAIC at the dates and for the periods presented. (The audited financial statements of the Company and its Subsidiaries described in the preceding two sentences are hereinafter collectively referred to as the "COMPANY AUDITED FINANCIAL STATEMENTS.")

            (b) The unaudited quarterly consolidated financial statements and the related notes for the quarterly periods subsequent to December 31, 1999 for the Company, FAFC, Alt Re Holdings and Alt Re and the unaudited quarterly financial statements and the related notes for the periods subsequent to December 31, 1999 for Alt Insurance present fairly the financial condition, results of operations and cash flows of the Company and the Company's Subsidiaries at the dates and for the period to which they relate, subject to year-end audit adjustments (consisting only of normal recurring accruals), have been prepared in accordance with GAAP applied on a consistent basis (except as otherwise stated therein and except that they do not contain full footnote disclosures in accordance with GAAP) and have been prepared on a basis substantially consistent with that of the Audited Financial Statements referred to above except as otherwise stated therein. The unaudited statutory financial statements and related schedules and notes for FAIC for the quarterly periods subsequent to December 31, 1999, were prepared in accordance with Statutory Accounting Principles and fairly present the financial condition, results of operations, cash flows and changes in capital and surplus of FAIC at the dates and for the periods presented. (The unaudited financial statements of the Company and its Subsidiaries described in the preceding two sentences are hereinafter referred to as the "COMPANY UNAUDITED FINANCIAL STATEMENTS," and together with the Company Audited Financial Statements are hereinafter collectively referred to as the "COMPANY FINANCIAL STATEMENTS.")

            6.16 EMPLOYEE BENEFITS. (a) There are no Benefit Arrangements or stock bonus, stock option, restricted stock, stock appreciation right, stock purchase, bonus, incentive, deferred compensation, severance, or vacation plans, employment or consulting agreement, covering employees maintained or contributed to by any member of the ERISA Group.

            (b) The Company and its Subsidiaries, and each of the Benefit Arrangements are in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other applicable laws in connection with the Benefit Arrangements.

            (c) Any Benefit Arrangements intended to qualify under Section 401 of the Internal Revenue Code have been determined by the Internal Revenue Service ("IRS") to be so qualified, or a timely application for such determination has been or will be filed with the IRS, and no event has occurred and no condition exists with respect to the form or operation of such Benefit Arrangements that would reasonably be expected to cause the loss of such qualification or the imposition of any material liability, penalty or tax under ERISA or the Internal Revenue Code.

            (d) Except as could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, there are (i) no investigations pending by any governmental entity (including the PBGC) involving the Benefit Arrangements, and (ii) no pending or, to the best knowledge of such Person, threatened claims (other than routine claims for benefits), suits or proceedings against any Benefit Arrangement, or against any fiduciary of any Benefit Arrangement with respect to the operation of such plan or asserting any rights or claims to benefits under such arrangement, nor, to the best of the Company's knowledge, are there any facts that would give rise to any material liability.

            (e) None of the members of the ERISA Group, or any employee of the foregoing, or any trustee, administrator, other fiduciary or any other "party in interest" or "disqualified person" with respect to the Benefit Arrangements, has engaged in a "prohibited transaction" (as such term is defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA) that could result in a material tax or penalty on the Company or its Subsidiaries under Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA.

            (f) With respect to any Plan, except as could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) all contributions required to be made by the Company or any of its Subsidiaries under Section 302 of ERISA and Section 412 of the Code have been timely made,
(ii) there has been no application for or waiver of the minimum funding standards imposed by Section 412 of the Code, (iii) no such plan has incurred an "accumulated funding deficiency" within the meaning of
Section 412(a) of the Code as of the end of the most recently completed plan year, and (iv) no Plan subject to Title IV of ERISA has been terminated.

            (g) No member of the ERISA Group has incurred, or is reasonably likely to incur material liability under Title IV of ERISA.

            (h) No member of the ERISA Group has material liability (including any contingent liability under Section 4204 of ERISA) with respect to any Multiemployer Plan.

            (i) With respect to each of the Benefit Arrangements, true, correct and complete copies of the following documents have been made available to ACGL: (i) the plan document and any related trust agreement, including amendments thereto, (ii) any current summary plan descriptions relating to the Benefit Arrangements, (iii) the most recent Forms 5500, if applicable, (iv) the most recent IRS determination letter, if applicable, and (v) the most recent actuarial report or valuation with respect to each Plan subject to Title IV of ERISA.

            (j) None of the Benefit Arrangements maintained by any member of the ERISA Group provide for material continuing benefits or coverage for any participant or any beneficiary of a participant following termination of employment, except as may be required under Section 4980B of the Internal Revenue Code and Part 6 of Subtitle B of Title I of ERISA ("COBRA"), or except at the expense of the participant or the participant's beneficiary. All members of the ERISA Group which maintain a "group health plan" within the meaning of
Section 5000(b)(1) of the Internal Revenue Code have complied in all material respects with the "COBRA" notice and continuation requirements.

            (k) The consummation of the transactions contemplated by this Agreement will not result in a material increase in the amount of compensation or benefits or accelerate the vesting or timing of a material payment of any benefits or compensation payable to or in respect of any employee of the Company or its Subsidiaries.

            (l) The consummation of the transactions contemplated by this Agreement will not result in or satisfy a condition to the payment of compensation that would, in combination with any other payment, result in an "excess parachute payment" within the meaning of Section 280G(b) of the Internal Revenue Code.

            (m) The Company and its Subsidiaries do not maintain or contribute to any material plan, program, policy, arrangement or agreement with respect to employees (or former employees) employed outside the United States.

            6.17 UNDISCLOSED LIABILITIES. Except as fully reserved against in the Financial Statements, the Company and its Subsidiaries have no liabilities (including tax liabilities), absolute or contingent, except as for liabilities incurred since September 30, 2000 in the ordinary course consistent with past practice and except as are not material.

            ACGL acknowledges that no representation or warranty is being made under this Section 6.17 or otherwise in this Agreement with respect to any matters covered by Section 6.19 or Section 6.20, which Sections are the sole and exclusive representations and warranties contained in this Agreement with respect to insurance matters and insurance liabilities and reserves.

            6.18 NO MATERIAL CHANGE. Since December 31, 1999, (i) neither the Company nor any of its Subsidiaries has relinquished or incurred any material liability or obligation (indirect, direct or contingent), or entered into any oral or written material agreement or other transaction, that is not in the ordinary course of business and consistent with past practice; (ii) neither the Company nor any of its Subsidiaries has sustained any material loss or interference with its respective businesses or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance);
(iii) there has been no change in the Debt of the Company or any of its Subsidiaries, no change in the Capital Stock of the Company (except as contemplated hereby), and no dividend or distribution of any kind (including stock dividends, recapitalizations or other transactions) declared, paid or made by the Company on any class of its Capital Stock; (iv) the Company has not permitted or allowed any of its or its Subsidiaries' assets to be subjected to any Liens; (v) the Company has not transferred or otherwise disposed of any of its or its Subsidiaries' assets, except in the ordinary course of business and consistent with past practice; (vi) the Company has not made any single capital expenditure or commitment for a capital expenditure relating to its or its Subsidiaries' assets in excess of $75,000; (vii) there has not been any material change in any method of accounting or accounting practice or policy (including any reserving method, practice or policy) by the Company or any of its Subsidiaries; (viii) other than to the extent permitted by clause (i), (ii) or
(iii) of Section 8.2(e), there has not been, to the extent payable directly or indirectly by the Company or any of its Subsidiaries, any (A) employment, deferred compensation, severance, retirement or other similar agreement entered into with any director, officer or employee (or any amendment to any such existing agreement), (B) grant of any severance or termination pay to any director, officer or employee, (C) change in compensation or other benefits payable to any Related Person or change in compensation or other benefits payable to any director, officer or employee or (D) loans or advances to any directors, officers or employees except for ordinary travel and business expenses in the ordinary course of business and advances of salary (not exceeding one month's pay); (ix) there has been no material damage, theft or casualty loss by the Company or any of its Subsidiaries; (x) there has not been any change by the Company or any of its Subsidiaries in underwriting practices or standards; (xi) there has not been (A) any entering into of any facultative reinsurance contract, other than in the ordinary course of business and consistent with past practice, or (B) any commutation of any facultative reinsurance contract, or (C) any entering into or any commutation of any reinsurance treaty, by the Company or any of its Subsidiaries other than renewals in the ordinary course of business consistent with past practice; (xii) there has not been any insurance transaction by the

Company or any of its Subsidiaries other than in the ordinary course of business and consistent with past practice; (xiii) there has not been any material change by the Company or any of its Subsidiaries in the compensation structure of, or benefits available to, any agent or with respect to agents generally; and (xiv) there has been no event or circumstance causing a Material Adverse Effect, nor any development that would, singly or in the aggregate, result in a Material Adverse Effect.

            6.19 INSURANCE MATTERS. (a) The Company and its Subsidiaries are each in compliance in all material respects with the requirements of all Insurance Acts and have filed all reports, documents or other information required to be filed thereunder, except where such failure could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notification from any insurance regulatory authority, commission or other insurance regulatory body in the United States or elsewhere to the effect that the Company or any of its Subsidiaries is not so in compliance with the Insurance Acts.

            (b) Neither the Company nor any of its Subsidiaries has made any change in its insurance reserving practices, either on a gross or net of reinsurance basis, since December 31, 1999, that could, singly or in the aggregate, reasonably be expected to have (i) a Material Adverse Effect or (ii) a material adverse effect on the ability of any of the Insurance Subsidiaries to pay dividends or the amount thereof.

            (c) All insurance policies issued by the Insurance Subsidiaries, as now in force, are, to the extent required under applicable law, in a form acceptable to applicable regulatory authorities or have been filed and not objected to by such authorities within the period provided for objection, except where such failure could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. All premium rates, rating plans and policy forms established or used by the Insurance Subsidiaries that are required to be filed with or approved by insurance regulatory authorities have been so filed or approved, the premiums charged conform in all respects to the premiums so filed or approved and comply in all respects with the insurance laws applicable thereto, except where such failure could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect and no such premiums are subject to any review or investigation by any insurance regulatory authority.

            (d) No loss experience has developed, within any individual lines of business or on an aggregate basis for all lines, that would require or make it appropriate for the Company or any of its Subsidiaries to alter or modify its reserving methodology or assumptions since December 31, 1999 in any material respect.

            (e) All reinsurance treaties, contracts, agreements and arrangements ("REINSURANCE ARRANGEMENTS") to which the Company or any of its Subsidiaries is a party are in full force and effect, other than those that, by their terms, have expired by their terms or otherwise terminated. To the best knowledge of such Person, each of the Reinsurance Arrange-ments is valid and binding in accordance with its terms on the insurance company party thereto. All amounts reflected on the Balance Sheet by the Company or any of its Subsidiaries, as reinsurance ceded or recoverable, pursuant to any Reinsurance Arrangement are reflected in accordance with Statutory Accounting Principles. Neither the Company nor any of its Subsidiaries is in material default as to any Reinsurance Arrangement and, except as reflected in the Balance Sheet, there is no reason to believe that the financial condition of any such other party is impaired to the extent that a default thereunder may reasonably be anticipated; PROVIDED that this representation and warranty, as made by the Institutional Selling Shareholders, is made to their best knowledge. None of the Reinsurance Arrangements contains any provision providing that the other party thereto may terminate such Reinsurance Arrangement solely by reason of the transactions contemplated by the Transaction Documents.

            (f) The only consents, approvals, authorizations and orders of Governmental Entities required under the Insurance Acts for the consummation of the transactions contemplated by this Agreement or the Transaction Documents are those listed on SECTION 6.19 of the Disclosure Letter.

            (g) All filings required under any Insurance Act to have been made with state insurance regulatory authorities relating to operations on and after December 31, 1999 by the Company and its Subsidiaries have been duly and timely made, and when filed were in compliance with the requirements of each such Insurance Act.

            (h) No Insurance Department has taken, or stated (orally or in writing) that it intends to take or that it may take, any action to seize control of the Company or any of its Subsidiaries through rehabilitation, liquidation or otherwise, and no Insurance Department has otherwise precluded, or stated (orally or in writing) that it intends to preclude or may preclude, FAIC from writing premiums.

            (i) The frequency and severity of claims within the individual lines of business of the Company and its Subsidiaries since December 31, 1999, are consistent with those reported for comparable periods prior to January 1, 2000.

            6.20 LIABILITIES AND RESERVES. (a) Except for instances where the failure of any of the following statements to be true could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the reserves carried on the statutory financial statements of each Insurance Subsidiary for future insurance policy benefits, losses, claims and similar purposes were, as of the respective dates of such financial statements, in compliance with the requirements for reserves established by the insurance departments of the jurisdiction of domicile of such Insurance Subsidiary and each other jurisdiction where it is regulated, were determined in accordance with Statutory Accounting Principles and with generally accepted actuarial standards, assumptions and principles consistently applied and were fairly stated in accordance with sound actuarial and statutory accounting principles;
(ii) such reserves were, in the reasonable judgment of the Company, adequate in the aggregate to cover the total amount of all reasonably anticipated liabilities of the Company and each Insurance Subsidiary under all outstanding insurance, reinsurance and other applicable agreements as of the respective dates of such financial statements; and (iii) the statutory surplus of each Insurance Subsidiary as determined under applicable laws are in an amount at least equal to the minimum amounts required by applicable laws or regulations.

            (b) Except for regular periodic assessments in the ordinary course of business or assessments based on developments which are publicly known within the insurance and reinsurance industry, to the best knowledge of the Company and its Subsidiaries, no claim or assessment is pending or threatened against any Subsidiary which is peculiar or unique to such Subsidiary by any state insurance guaranty associations in connection with such association's fund relating to insolvent insurers which if determined adversely, could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Company.

            6.21 INSTITUTIONAL SELLING SHAREHOLDER REPRESENTATIONS AND Warranties. Each Institutional Selling Shareholder as to itself and Trident as to itself only hereby makes the following representations and warranties:

            (a) Such Person is a validly existing partnership or company, respectively, organized pursuant to, and in good standing under, the laws of the jurisdiction of its organization. Such Person has full power and authority to carry on its business as now conducted and to own or lease its properties and assets.

            (b) All corporate and other actions required to be taken by such Person to authorize the execution, delivery and performance of this Agreement have been duly and properly taken. No consent, approval or authorization of, or filing of any certificate, notice, application, report or other document with, any governmental or regulatory authority is required on the part of such Person in connection with the valid execution and delivery of this Agreement, or the transfer of the Purchased Shares, or the consummation of any other transaction contemplated hereby, except for those obtained on or before the Closing Date.

            (c) The execution and delivery of this Agreement, performance hereunder and the consummation of the transactions contemplated hereby are not prohibited by, do not violate or conflict with any provision of, and do not result in a default (or, to the best knowledge of such Person, an event which with notice or lapse or time, or both, would become a default) under or a breach of:

                  (i)   such Person's organizational documents;

                  (ii) in the case of Trident, Trident's Certificate of Organization and Partnership Agreement;

                  (iii) any material contract, agreement or other instrument to which such Person is a party;

                  (iv) any regulation, order, decree or judgment of any court or governmental or regulatory agency applicable to such Person; or

                  (v)   any law or regulation applicable to such Person;

excluding from the foregoing clauses violations, defaults or breaches which, singly or in the aggregate, have not resulted or could not reasonably be expected to result in a Material Adverse Effect on Trident or the Selling Shareholders.

            6.22 MANAGEMENT SELLING SHAREHOLDER REPRESENTATIONS AND WARRANTIES. Each Management Selling Shareholder represents and warrants as follows:

            Each of the Management Selling Shareholders is capable of evaluating the merits and risks of his investment in the ACGL Shares to be issued as part of the Purchase Price, and has the capacity to protect his own interests in making his investment in such ACGL Shares. Each of the Management Selling Shareholders (i) understands that such ACGL Shares have not been registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring such ACGL Shares solely for his own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning ACGL and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding such ACGL Shares,
(v) is able to bear the economic risk and lack of liquidity inherent in holding such ACGL Shares and (vi) understands that certificate(s) representing such ACGL Shares will contain legends relating to transfer, vesting and other restrictions.

            6.23 ALL SELLING SHAREHOLDER REPRESENTATIONS AND WARRANTIES. Each Selling Shareholder as to itself and Trident as to itself only makes the following representations and warranties:

            (a) Such Person has the full legal right, capacity and power to execute and deliver this Agreement, to perform its or his obligations hereunder, and to consummate the transactions contemplated hereby.

            (b) This Agreement has been, and the documents to be delivered at the Closing Date will be, duly executed and delivered by such Person and are or would be the lawful, valid and legally binding obligations of such Person, enforceable against such Person in accordance with their respective terms and conditions, except to the extent limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general principles of equity.

            (c) Each such Person is the record and beneficial owner of the Purchased Shares being sold by such Person and at the Closing Date will have the absolute right, power and capacity to sell, assign, transfer and deliver such Purchased Shares to ACGL free and clear of any liens, encumbrances, pledges, security interests, participation interests, restrictive agreements, transfer restrictions or claims of any nature whatsoever created by such Selling Shareholder and, upon delivery and payment for the Purchased Shares pursuant hereto, ACGL will acquire valid title to the Purchased Shares, free and clear of all such liens and encumbrances.

      7. REPRESENTATIONS AND WARRANTIES OF ACGL. ACGL represents and warrants to the Company and each of the Selling Shareholders that:

            7.1 ORGANIZATION, GOOD STANDING, POWER, AUTHORITY, ETC. ACGL is a corporation duly formed and registered, validly existing and in good standing under the laws of Bermuda and has the corporate power and authority to own, lease and operate its properties and to conduct its business as currently owned, leased and conducted.

            ACGL has the corporate power and authority to execute and deliver, and to perform its obligations under, this Agreement and each Transaction Document to which it is (or is to be) a party, and to perform its obligations under this Agreement and each such Transaction Document. ACGL has taken all action required by law, its charter or partnership agreement or otherwise required to be taken by it to authorize the execution, delivery and performance of this Agreement and each Transaction Document to which it is (or is to be) a party and the consummation of the transactions contemplated to be performed by it hereunder and thereunder.

            This Agreement is, and each Transaction Document to which ACGL is, or is to be, a party will be, a valid and binding agreement of ACGL, enforceable in accordance with its terms, except to the extent limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general principles of equity.

            7.2 CONSENTS. Except for filings under the HSR Act and regulatory approvals from the Insurance Departments (which approval is required to be obtained pursuant to Sections 9.7 and 10.3), no consent, approval, authorization, order, registration, filing or qualification of or with any (i) Governmental Entity or (ii) other third party (whether acting in an individual, fiduciary or other capacity) is necessary for the execution, delivery or performance by ACGL of the Transaction Documents and the consummation by ACGL of the transactions contemplated thereby. The only consents, approvals, authorizations and orders of Governmental Entities required under the Insurance Acts for the consummation by ACGL of the transactions contemplated by this Agreement are those listed on SECTION 7.2 of the Disclosure Letter.

            7.3 FINDER'S FEES. No broker, finder or other party is entitled to receive from ACGL or its Subsidiaries any brokerage or finder's fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement.

      8. COVENANTS. Except as otherwise approved in writing by ACGL, (i) the Company will comply with the following covenants and (ii) the Selling Shareholders and Trident as to themselves will comply with the covenants set forth in Sections 8.8 through 8.14 and, as to the Company and the Subsidiaries, will use their reasonable best efforts to cause the Company and the Subsidiaries to comply with the following covenants and will not take any action inconsistent with such compliance by the Company and the Subsidiaries, in the case of Sections 8.1, 8.2, 8.3, 8.4, 8.5, 8.6, 8.8, 8.9 and 8.10, prior to the Closing, and in the case of Sections 8.7, 8.11, 8.12, 8.13 and 8.14, prior to and after the Closing until the expiration of the specified periods:

            8.1 BUSINESS IN THE ORDINARY COURSE. The Company will, and will cause each of the Subsidiaries to, conduct its operations only in the ordinary course of business consistent with past practice and will use its reasonable best efforts, and will cause each of the Subsidiaries to use its reasonable best efforts, to preserve intact the business organization of the Company and each of the Subsidiaries, to keep available the services of its and their present officers and employees, and to preserve the good will of those having business relationships with it. The Company shall (i) maintain the assets that are material to the business of the Company and its Subsidiaries, taken as a whole, in the ordinary course of business and in all material respects in as favorable a condition as the same are in on the date hereof, except for normal wear and tear; (ii) reapply for necessary licenses in the ordinary course of business;
(iii) deliver or cause to be delivered to ACGL, promptly after receipt of the same, copies of all written notices of any material violation of or material non-compliance with any law issued by any governmental authority with respect to the Company's business or any of its material assets and received by the Company or any of its Subsidiaries after the date of this Agreement and known to an executive officer of the Company; (iv) deliver or cause to be delivered to ACGL, promptly after receipt or delivery, as applicable, copies of all written notices of material violation of or material defaults under any material contract received by the Company or by any Subsidiary or delivered by the Company or by any Subsidiary after the date of this Agreement and known to an executive officer of the Company; and (v) use commercially reasonable best efforts to obtain the renewal or extension of any lease on any Leased Real Property that is scheduled to expire prior to Closing. Each of the Company and its Subsidiaries shall operate its respective businesses in material compliance with all applicable laws, ordinances, rules or regulations or orders, including, without limitation Environmental Laws, and all Permits.

            8.2 CERTAIN ACTIONS. The Company will not, and will not permit any of the Subsidiaries to:

            (a) Enter into any contract, agreement, undertaking or commitment (other than any reinsurance agreement entered into in the ordinary course of business consistent with past practice) which would have been required to be set forth on SECTION 6.13 of the Disclosure Letter if in effect on the date hereof, or enter into any contract which requires the consent or approval of any third party to consummate the transactions contemplated by this Agreement;

            (b) Accelerate or delay collection of any notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business consistent with past practice;

            (c) Delay or accelerate payment of any account payable or other liability beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of business consistent with past practice;

            (d) Make, or agree to make, any distribution of assets to the stockholders of the Company or any of their Affiliates (other than the Company), or enter into, or agree to enter into, any agreement or transaction with the stockholders (other than the Company or a Subsidiary), any Affiliate of the stockholders or any member of the immediate family of any stockholder or any Affiliate of the stockholders (other than the Company or a Subsidiary);

            (e) Except for (i) increases in salary, wages and benefits of non-executive officers or employees of the Company or the Subsidiaries in the ordinary course of business consistent with past practice, (ii) increases in salary, wages and benefits granted to officers and employees of the Company or the Subsidiaries in conjunction with new hires, promotions or other changes in job status in the ordinary course of business consistent with past practice, or (iii) increases in salary, wages and benefits to employees of the Company pursuant to collective bargaining agreements entered into in the ordinary course of business consistent with past practice, (A) increase the compensation or fringe benefits payable or to become payable to its directors, officers or employees (whether from the Company or any of the Subsidiaries), (B) pay any benefit not required by any existing plan or arrangement, (C) grant any severance or termination pay, (D) enter into any employment or severance agreement with, any director, officer or other employee of the Company or any of the Subsidiaries, or (E) establish, adopt, enter into, or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, savings, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any di-rectors, officers or current or former employees, except in each case to the extent required by applicable law or regulation;

            (f) Acquire, sell, lease, mortgage, encumber or dispose of any assets (other than inventory) or securities with a value, individually or in the aggregate, in excess of $10,000, or enter into any commitment to do any of the foregoing or enter into any material commitment or transaction outside the ordinary course of business consistent with past practice other than transactions between the Company and its Subsidiaries or between Subsidiaries;

            (g) (i) Incur, assume or pre-pay any long-term debt or incur or assume any short-term debt, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business consistent with past practice, or (iii) make any loans, advances or capital contributions to, or investments in, any other person except in the ordinary course of business consistent with past practice and except for loans, advances, capital contributions or investments between the Company and its Subsidiaries or between Subsidiaries;

            (h) Modify, amend or terminate any material contract or waive, release or assign any rights or claims thereunder, except in the ordinary course of business and consistent with past practice;

            (i) Make any material Tax election or change or revoke any material Tax election already made, adopt, request or consent to any new material Tax accounting method, change any material Tax accounting method unless required by applicable law, enter into any material closing agreement, settle any material Tax claim or assessment or consent to any material Tax claim or assessment or any waiver of the statute of limitations for any such claim or assessment;

            (j) Adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of the Subsidiaries (other than under this Agreement);

            (k) Pay, discharge or satisfy, or fail to pay, discharge or satisfy, any claim, liability or obligation (contingent or otherwise), other than in the ordinary course of business and consistent with past practice;

            (l) Cancel any debts owed to or claims held by the Company (including the settlement of any claims or litigation) other than in the ordinary course of business consistent with past practice;

            (m) Enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

            8.3 ACCOUNTING CHANGES. Neither the Company nor its Subsidiaries shall make any change in its accounting procedures and practices from those in existence at December 31, 1999, other than any change necessitated by changes, if any, in GAAP.

            8.4 CAPITALIZATION, OPTIONS, DIVIDENDS AND PAYMENTS. No change shall be made in the memorandum of association, articles of incorporation, articles of association, bye-laws or by-laws (or other similar organizational documents) of the Company or any Subsidiary. Neither the Company nor its Subsidiaries shall issue or reclassify or alter any shares of its outstanding or unissued capital stock or other securities. Neither the Company nor its Subsidiaries shall grant options, warrants or other rights of any kind to purchase any of its securities, or agree to issue any shares of its Capital Stock or any other securities, or purchase, redeem or otherwise acquire for consideration any shares of its Capital Stock or any other securities. The Selling Shareholders shall not sell or transfer any of the Purchased Shares.

            8.5 ENCUMBRANCE OF ASSETS. No Liens on any of the properties or assets of the Company or its Subsidiaries shall be made other than (i) pursuant to an existing contract, or (ii) by operation of law.

            8.6 LITIGATION DURING INTERIM PERIOD. The Company will promptly advise ACGL in writing of the commencement or threat against the Company or its Subsidiaries of any proceeding or Tax audit of which the Company or its Subsidiaries becomes aware when the amount claimed is in any individual claim, litigation, proceeding or Tax audit in excess of $10,000.

            8.7 INDEMNIFICATION; INSURANCE. (a) To the fullest extent permitted by law, from and after the Closing Date, all rights to indemnification as of the date hereof in favor of the directors of the Company with respect to their activities as such prior to the Closing Date, as provided in its articles of associations in effect on the date thereof, or otherwise in effect on the date hereof, shall survive the Closing and shall continue in full force and effect for a period of not less than five years from the Closing Date. ACGL shall cause the Company to honor all such existing rights of indemnification.

            (b) To the extent, if any, not provided by an existing right of indemnification or other agreement or policy, after the Closing Date, the Company shall, to the fullest extent permitted by applicable law, indemnify and hold harmless, each person who was prior to the Closing Date or is at the Closing Date a director of the Company (collectively, the "INDEMNIFIED PARTIES") against all costs and expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Closing Date), whether civil, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as a director of the Company, in each case occurring before the Closing Date (including the transactions contemplated by this Agreement). In the event of any such costs, expenses, judgments, fines, losses, claims, damages, liabilities or settlement amounts (whether or not arising before the Closing Date), (x) the Company shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to ACGL and the Company, promptly after statements therefor are received, and otherwise advance to the Indemnified Parties upon request reimbursement of documented expenses reasonably incurred, in either case, to the extent not prohibited by the applicable law and (y) ACGL and the Company shall cooperate in the defense of any such matter. In the event any Indemnified Party is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Company shall reimburse such Indemnified Party for all of its expenses in bringing and pursuing such action.

            (c) For a period of five (5) years after the Closing Date, ACGL shall cause the Company to, and the Company shall, maintain in effect the directors' liability insurance policies maintained by the Company; PROVIDED that ACGL and/or the Company may substitute therefor policies of at least the same coverage containing terms and conditions which are substantially equivalent with respect to matters occurring prior to the Closing Date. If the existing directors' liability insurance expires or is canceled during such period, ACGL and the Company shall use their commercially reasonable efforts to obtain substantially similar liability insurance with respect to matters occurring at or prior to the Closing Date to the extent such liability insurance can be maintained annually at a cost to the Company not greater than two times the annual aggregate premiums currently paid by the Company for such insurance; PROVIDED that if the annual premiums of such insurance coverage exceed such amount, ACGL and the Company shall maintain or obtain a policy with the best coverage available, in the reasonable judgment of the Board of Directors of ACGL, for a cost not exceeding such amount.

            (d) This Section 8.7 is intended to benefit (and shall be enforceable by) the Indemnified Parties and their respective heirs, executors and personal representatives.

            8.8 NOTIFICATION OF CERTAIN MATTERS. The Company and the Selling Shareholders shall promptly disclose to ACGL in writing any material variances from their representations and warranties contained in this Agreement, including the Schedules hereto, and any failure to comply with or satisfy any covenant or agreement to be complied with or satisfied by them hereunder. From the date hereof until the Closing Date, ACGL shall promptly disclose to the Company and the Selling Shareholders in writing any material variances from its representations and warranties contained in this Agreement and any failure to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder.

            8.9 ACCESS TO COMPANY. The Selling Shareholders shall cause the Company and the Subsidiaries to afford to the officers and authorized representatives of ACGL and to its counsel and accountants such reasonable access during normal business hours, and upon reasonable advance notice, to its properties, offices, equipment, files, agreements, books and records and auditors and their work papers as may be necessary in order that ACGL may have full opportunity to make such reasonable investigations, at its expense, as it shall desire to make of the affairs of the Company and the Subsidiaries in connection with the Transactions contemplated by this Agreement; PROVIDED that such access does not unreasonably interfere with the normal operations of the Company and the Subsidiaries. All information furnished to ACGL and its representatives under this Section 8.9 prior to Closing Date shall be kept confidential by such persons unless otherwise publicly available or required to be disclosed by applicable law or judicial or administrative process. If any such information is required to be disclosed, ACGL will notify the Company and the Selling Shareholders thereof. From and after the Closing Date, ACGL shall, and shall cause the Company to, provide the Selling Shareholders and its agents with reasonable access (for the purpose of examining and copying), during normal business hours, and upon reasonable advance notice, to the books and records of the Company and its Subsidiaries with respect to periods prior to the Closing Date in connection with any matter relating to Taxes, governmental inquiries or litigation, whether or not relating to or arising out of this Agreement or the transactions contemplated hereby; PROVIDED that such access does not unreasonably interfere with the normal operations of ACGL, the Company or the Subsidiaries.

            8.10 NO-SHOP. Without the prior written consent of ACGL, neither the Company nor the Company's officers, directors, employees, advisors, agents, representatives, affiliates, security holders, or anyone acting on behalf of the Company or such persons (collectively, the "REPRESENTATIVES"), shall, directly or indirectly, encourage, solicit, initiate or engage in discussions or negotiations with, or provide any information to, any person (other than ACGL and its representatives) concerning any merger, consolidation, liquidation, dissolution, sale of assets, purchase or sale of shares of Capital Stock, issuance of debt securities or similar transaction involving the Company. The Company and the Representatives shall immediately terminate all discussions and negotiations with any person (other than ACGL or its representatives) concerning any such transaction and shall promptly communicate to ACGL any inquiries or communications concerning any such transaction which the Company or the Representatives may receive or of which the Company or the Representatives may become aware. The Company shall notify all of their Representatives of the requirements of this paragraph and ensure compliance therewith by the Representatives. The term "person" as used herein shall be interpreted broadly and shall include, without limitation, any individual, corporation, partnership, limited liability company, trust, estate, business trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

            8.11 NON-COMPETITION AND NON-SOLICITATION. Each Selling Shareholder and Trident agrees as follows:

            (a) Such Person shall not, until the third anniversary of the Closing Date, directly or indirectly through controlled affiliates (including, without limitation, any funds managed by such Person), provide, or own an equity interest (except as a less than 5.0% equity holder) in any Person that provides, collateral protection insurance and/or GAP insurance relating to automobile physical damage business as offered by the Company or any of its Subsidiaries as of the date hereof or property and casualty insurance programs characterized by uniformity of the type of insureds or class or line of business which are managed by managing general agencies or managing general underwriters (where 15% or less of the risk is retained by the insurer on such programs) or captive insurance services of the types offered by the Company or any of its Subsidiaries as of the date hereof in the United States or for United States companies or employers if, in either case more than 35% of such Person's revenues or net income (in the most recent twelve month period before such acquisition) is derived from the provision of such collateral protection, GAP insurance, program business and/or captive insurance services; it being understood that this provision shall not preclude (x) the provision of, or owning interests in, managing general agencies, brokers and other insurance distribution companies or (y) investments listed in SECTION 8.11 of the Disclosure Letter.

            (b) Until the third anniversary of the Closing Date, such Person shall not directly or indirectly through affiliates or otherwise:

                  (i) encourage or solicit any officer or employee of the
            Company or any of its Subsidiaries to leave the employ of any such entity (it being understood that this provision shall not prohibit general solicitations of employment in periodicals of general circulation);

                 (ii) interfere with or otherwise disrupt (A) the relationships between the Company or any of its Subsidiaries, on the one hand, and any client or customer of the Company or any of its Subsidiaries, on the other hand, including any insured party, or (B) the supply to the Company or any of its Subsidiaries of any services by any supplier or agent or broker who during the period of twenty-four
            (24) months immediately preceding the Closing Date shall have supplied services to the Company or any of its Subsidiaries, nor will such Selling Shareholder interfere with the terms on which such supply or agency or brokering services during such period as aforesaid have been made or provided or cause any such supplier, agent or broker to discontinue its relationship with the Company or any of its Subsidiaries; provided that this provision shall not prohibit such Person from soliciting clients, customers, suppliers, agents or brokers in the normal course of its business so long as such Person does not, directly or through affiliates, target clients of the Company or any of its Subsidiaries; and

                (iii) entice or solicit away from the Company or any of its
            Subsidiaries the business of any person, firm or company who during the period of twenty-four (24) months preceding the date here of was a client of the Company or any of its Subsidiaries; provided that this provision shall not prohibit such Person from soliciting clients in the normal course of its business so long as such Person does not, directly or through affiliates, target clients of the Company or any of its Subsidiaries.

            (c) As used in this Section 8.11, "CLIENT" shall include any third party with whom the Company or any of its Subsidiaries was during the said period in negotiation in respect of the provision of services by the Company or any of its Subsidiaries or to whom the Company or any of its Subsidiaries had (during the said period) made or been requested to make an offer to provide such services.

            (d) While the restrictions set forth in this Section 8.11 are considered by all parties to be reasonable in all the circumstances it is recognized that restrictions of the nature in question may fail for reasons unforeseen and accordingly it is hereby declared and agreed that if any of such restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances for the protection of the interests of the Company and its Subsidiaries but would be valid if part of the wording thereof were deleted and/or the periods (if any) thereof reduced and/or the area dealt with thereby reduced in scope then said restrictions shall apply with such modifications as may be necessary to make them valid and effective.

            (e) Nothing contained in this Section 8.11 shall limit in any manner any additional obligations to which such Person may be bound pursuant to any other agreement or any applicable law, rule or regulation.

            8.12 PROPRIETARY RIGHTS; CONFIDENTIALITY. Each Selling Shareholder and Trident recognizes and acknowledges that, by reason of or in connection with such Person's investment in the Company, such Person may have acquired information of a proprietary, confidential, or secret nature regarding the Company and its businesses and operations, and those of its Subsidiaries, including but not limited to, information concerning trade secrets, know-how, software, data processing systems, inventions, designs, processes, formulae, notations, improvements, financial information, business plans, prospects, referral sources, lists of suppliers and customers and other information with respect to the affairs, business, clients, customers, agents or other business relationships of the Company and its Subsidiaries (the "CONFIDENTIAL Information") (it being understood that information in the public domain is not confidential). Such Person shall hold in a fiduciary capacity for the benefit of the Company all Confidential Information relating to the Company or any of its Subsidiaries and their respec-tive businesses, which shall have been obtained by such Person by reason of or in connection with its investment in the Company. Such Person agrees not to disclose the Confidential Information, or any part thereof, to any person, firm, corporation, association or other entity for any reason or purpose whatsoever. Notwithstanding the foregoing, the provisions of this Section 8.12 shall not apply to Confidential Information which (i) becomes or is generally available to the public (other than by acts of such Person or such Person's representatives);
(ii) becomes known to such Person on a non-confidential basis from a source other than the Company, PROVIDED that such source is not bound by a confidentiality agreement with or other obligation of secrecy to the Company or any of its Subsidiaries; (iii) is proved to have been independently developed; or (iv) such Person is required to disclose in a judicial, administrative or governmental proceeding (any such proceeding, a "LEGAL PROCEEDING"). In the event such Person is required to disclose Confidential Information in a Legal Proceeding, such Person shall provide the Company with prompt notice of such request so that the Company may timely seek an appropriate protective order or waive compliance with this Section 8.12.

            8.13 REMEDIES. Each Selling Shareholder and Trident acknowledges that the Company will suffer irreparable injury, not readily susceptible of valuation in monetary damages, if such Person breaches such Person's obligations under Section 8.11 or 8.12. Accordingly, each Selling Shareholder and Trident agrees that the Company and/or AGCL will be entitled, in addition to any other available remedies, to obtain injunctive relief against any breach or prospective breach by such Person of such Person's obligations under Section
8.11 or 8.12 in any Federal or state court sitting in the State of New York, or, at the election of the Company and/or AGCL, as the case may be, in any other jurisdiction in which such Person maintains such Person's principal place of business. Each Selling Shareholder and Trident hereby submits to the exclusive jurisdiction of all those courts, regardless of where such Person may be resident, for the purposes of any actions or proceedings instituted by the Company and/or ACGL to obtain that injunctive relief, and such Person agrees that process in any or all of those actions or proceedings may be served by registered mail, addressed to the last address of such Person known to the Company, or in any other manner authorized by law.

            8.14 LITIGATION REIMBURSEMENT. The Institutional Selling Shareholders, in proportion to their relative ownership interest in the Company as of the date hereof, shall reimburse (on a current basis) the Company for 50% of all claims and out-of-pocket legal fees and expenses actually paid by the Company or any of its Subsidiaries (i.e., net of insurance, reinsurance and indemnity payments and tax benefits actually received by the Company or any of its Subsidiaries in respect of such matters) in respect of the matters referred to in Section 6.11(1) through (4) of the Disclosure Letter, to the extent in excess of reserves reflected on the December 31, 2000 Balance Sheet in respect of such matters; PROVIDED that (x) this obligation shall terminate at the later of (i) the second anniversary of the Closing Date and (ii) the date on which all of Trident's portfolio companies have been liquidated or otherwise disposed of and (y) the Institutional Selling Shareholders shall not be liable for more than $1.0 million in the aggregate under this Section 8.14. ACGL acknowledges that TRYCO will be able to satisfy its obligations under this Section 8.14 only out of proceeds available from Tri-dent. To the extent any payment from TRYCO to the Company pursuant to this
Section 8.14 is not made when due, simple interest on such owed amount shall accrue at a rate of 8% per annum until such payment is made.

      9. CONDITIONS PRECEDENT TO ACGL'S OBLIGATIONS. All obligations of ACGL under this Agreement are subject to the fulfillment, prior to or at the Closing Date, of each of the following conditions:

            9.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company and the Selling Shareholders contained in this Agreement shall be true and correct in all respects if specifically qualified by materiality and if not so qualified shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time (except to the extent that they are stated therein to be true as of some other date). Each of the Company and the Selling Shareholders shall have delivered to ACGL a certificate (with respect to its or his own representations and warranties) dated the Closing Date to such effect.

            9.2 COMPLIANCE WITH AGREEMENTS. The Company, the Selling Shareholders and Trident shall have performed or complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it or them, as applicable, prior to or at the Closing Date. The Selling Shareholders, Trident and the Company shall have delivered to ACGL an Officers' Certificate (as to its or his own compliance) dated the Closing Date to such effect.

            9.3 RESIGNATIONS. To the extent requested by ACGL, (i) each director of the Company or any of its Subsidiaries shall have (i) executed and delivered to ACGL resignation letters in form and substance satisfactory to ACGL and/or (ii) the Selling Shareholders shall have voted, together and consistent with ACGL, for the election of replacement director or directors on the board of directors of the Company and/or its Subsidiaries.

            9.4 CERTIFICATES. The Company shall have furnished to ACGL (a) at least ten (10) days prior to the Closing Date, copies, certified by the Registrar of Companies of the country of incorporation or Secretary of State of the state of incorporation, as applicable, as of a date not more than thirty
(30) days prior to the Closing Date, of each of the memorandum of association, articles of incorporation or comparable organizational documents of the Company and its Subsidiaries, and all amendments thereto, (b) copies, certified by the Registrar of Companies of the country of incorporation or Secretary of the Company, as applicable, as of the Closing Date, of the articles of association, bye-laws, by-laws or comparable organizational documents of the Company and of its Subsidiaries, (c) certificates of good standing issued with respect to each of the Company and the Subsidiary, as the case may be, by the appropriate governmental officials of the states where qualified to do business (except where the failure to have such certificates of good standing could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect), as of a date not more than ten (10) days prior to the Closing Date, accompanied by bring-down certificates dated as of the Closing Date, (d) a certificate of the Secretary of the Company and its Subsidiaries relating to the incumbency and corporate proceedings in connection with the consummation of the transactions contemplated by this Agreement, and the absence of changes in the Company's and its Subsidiaries' memorandum of association or articles of incorporation and articles of association, bye-laws, by-laws or comparable documents, and (e) the corporate minute books of the Company and each Subsidiary.

            9.5 LITIGATION. There shall be no pending action or proceeding commenced against the Company, its Subsidiaries or any Selling Shareholder that may have the effect of preventing or making illegal the transactions contemplated by this Agreement and no such action or proceeding shall have been Threatened.

            9.6 MATERIAL ADVERSE EFFECT. Since the date hereof, no event has occurred which has had a Material Adverse Effect.

            9.7 THIRD PARTY CONSENTS. ACGL shall have received satisfactory evidence of the receipt by the Company of the consents set forth on SECTION 9.7 of the Disclosure Letter hereto which constitute the only consents, approvals, authorizations and orders of Governmental Entities required under the Insurance Acts for the consummation of the transactions contemplated by this Agreement or the Transaction Documents.

            9.8 HART-SCOTT-RODINO ACT FILINGS. The applicable waiting period (including any extension thereof by reason of a request for additional information), if any, under the HSR Act, shall have expired or been terminated.

            9.9 DELIVERIES. Each Selling Shareholder shall have delivered to ACGL the certificates for the Ordinary Shares (or appropriate affidavits of loss with indemnity acceptable to ACGL) owned by such Selling Shareholder. The certificates for the Ordinary Shares shall be duly endorsed or accompanied by separate executed stock powers attached.

            9.10 OPTIONS; WARRANTS; ETC. ACGL shall have received evidence satisfactory to it that, except as to options to purchase Ordinary Shares which will be converted into options to purchase ACGL Shares at ACGL's sole discretion: (a) all direct or indirect rights to acquire Capital Stock of the Company (including without limitation the Warrants listed on EXHIBIT A/B hereto) shall have been cancelled and have no further force and effect and (b) the Company's stock option plan and all shareholders or other agreement relating directly or indirectly to the Capital Stock of the Company, including the Shareholders Agreement, shall have been terminated in their entirety and have no further force and effect.

            9.11 AUDIT. Deloitte & Touche shall have completed its audit of the Company's GAAP financial statements as of December 31, 2000.

            9.12 BEST'S RATING. FAIC shall have a rating from A.M. Best Company of at least "A-," and no downgrade or announcement or other action by A.M. Best indicating a potential downgrade in such rating shall have occurred or other indication from A.M. Best shall have been made.

      10. CONDITIONS PRECEDENT TO THE SELLING SHAREHOLDERS' OBLIGATIONS. All obligations of the Selling Shareholders under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

            10.1 REPRESENTATIONS AND WARRANTIES. ACGL's representations and warranties contained in this Agreement shall be true and correct in all material respects at and as of the time of Closing as though such representations and warranties were made at and as of such time. ACGL shall have delivered to the Selling Shareholders a certificate dated the Closing Date and signed by its President or a Vice President to such effect.

            10.2 COMPLIANCE WITH AGREEMENT. ACGL shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing. ACGL shall have delivered to the Selling Shareholders a certificate dated the Closing Date and signed by its President or a Vice President to such effect.

            10.3 THIRD PARTY CONSENTS. The Selling Shareholders shall have received satisfactory evidence of the receipt by the Company of the consents set forth on SECTION 10.3 of the Disclosure Letter hereto which constitute the only consents, approvals, authorizations and orders of Governmental Entities required under the Insurance Acts for the consummation of the transactions contemplated by this Agreement or the Transaction Documents.

            10.4 HART-SCOTT-RODINO ACT FILINGS. The applicable waiting period (including any extension thereof by reason of a request for additional information), if any, under the HSR Act shall have expired or been terminated.

      11.   TERMINATION.

            11.1 TERMINATION EVENTS. This Agreement may, by written notice given prior to or at the Closing, be terminated:

            (i) by ACGL (if ACGL itself is not then in material Breach of any of its representations, warranties, covenants or obligations contained in this Agreement), if a material Breach of any of the representations, warranties, covenants or obligations of any Selling Shareholder or the Company set forth in this Agreement has been committed by any Selling Shareholder or the Company, which Breach would give rise to a failure of a condition set forth in Section 9.1 or 9.2 hereof, and such Breach has not been (1) waived by ACGL, or (2) cured by the Company or such Selling Shareholder, as the case may be, within ten (10) days after receipt of written notice thereof to the Selling Shareholders from ACGL;

            (ii) by the Institutional Selling Shareholders (if such Institutional Selling Shareholders are not then in material Breach of any of their representations, warranties, covenants or obligations contained in this Agreement), if a material Breach of any of the representations, warranties, covenants or obligations of ACGL set forth in this Agreement has been committed by ACGL, which Breach would give rise to a failure of a condition set forth in Section 10.1 or 10.2 hereof, and such Breach has not been (1) waived by the Institutional Selling Shareholders, or (2) cured by ACGL within ten (10) days after receipt of written notice thereof from the Institutional Selling Shareholders;

            (iii) by mutual written consent of ACGL and the Institutional Selling Shareholders;

            (iv) by either ACGL or the Institutional Selling Shareholders if the closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before September 30, 2001, or such later date as the parties may mutually agree upon in writing (it being agreed that a failure of a representation or warranty contained in Section 6 hereof to be true where such failure was not caused by the Institutional Selling Shareholders shall not be deemed a failure by the Institutional Selling Shareholders to comply with their obligations hereunder for purposes of the foregoing).

            11.2 EFFECT OF TERMINATION. In the event that this Agreement is terminated pursuant to this Section 11, all further obligations of the parties under this Agreement or otherwise relating to this Agreement shall be terminated without further liability of any party to the others; PROVIDED that nothing herein shall relieve any party from liability for its Breach of any covenant, obligation or agreement (excluding any representations or warranty) contained in this Agreement.

            11.3 SHAREHOLDERS AGREEMENT. In the event this Agreement is terminated pursuant to this Section 11 by ACGL (other than for a material breach by any Selling Shareholder or the Company of such Person's obligations hereunder), this Agreement shall be deemed to have constituted an "offer notice" for purposes of Section 3.3(a) of the Shareholders Agreement, and the Selling Shareholders shall have the right, for a period of up to 120 days (or any longer time period necessary to comply with governmental regulations) after the date of such notice, to sell all but not less than all of their Ordinary Shares on terms not more favorable than those (including, without limitation, as to form of consideration), and for a price equal to or higher than that, set forth in this Agreement without providing any additional notice pursuant to Section 3.3 of the Shareholders Agreement. In the event of such termination described in the first sentence of this Section 11.3, the parties acknowledge that nothing herein shall amend the terms of the Shareholders Agreement and that all rights and obligations thereunder shall remain in full force and effect, including, without limitation, all drag along rights and tag along rights under Section 6.1 and Section 6.4, respectively, of such Shareholders Agreement.

      12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; REMEDIES. (a) The representations and warranties made by any party hereto in this Agreement or pursuant hereto shall not survive the Closing except (i) in the case of the Institutional Selling Shareholders, representations and warranties in Section 6.2, 6.3, 6.21(b) and 6.23 and (ii) in the case of the Management Selling Shareholders, the representations and warranties in Section 6.22 and 6.23, each of which shall survive indefinitely.

            (b) ACGL acknowledges that after the Closing Date it shall have no rights or remedies against any Institutional Selling Shareholder or any officer, agent or advisor of any Institutional Selling Shareholder (including any such person in his capacity as a director of the Company or any of its Subsidiaries) under or relating to this Agreement or the Company or any of its Subsidiaries (including rights or remedies under applicable law), other than as set forth in Sections 8.11, 8.12, 8.13, 8.14, 14, 15.3 and 15.16 and with respect to breaches of such Institutional Selling Shareholder's representations or warranties that survive the Closing as provided in Section 12(a). Each Institutional Selling Shareholder acknowledges that after the Closing Date it shall have no rights or remedies against ACGL or any of its Subsidiaries or any officer, agent or advisor of ACGL or any of its Subsidiaries (including any such person in his capacity as a director of the Company or any of its Subsidiaries) under or relating to this Agreement or the Company or any of its Subsidiaries (including rights or remedies under applicable law), other than as set forth in Sections 8.7, 8.9, 14(a) and 15.3.

            (c) ACGL acknowledges that after the Closing Date it shall have no rights or remedies against any Management Selling Shareholder under or relating to this Agreement (including rights or remedies under applicable law), other than as set forth in Sections 8.11, 8.12, 8.13, 14 and 15.3 and with respect to breaches of such Management Selling Shareholder's representations or warranties that survive the Closing as provided in Section 12(a). Each Management Selling Shareholder acknowledges that after the Closing Date it shall have no rights or remedies against ACGL or any of its Subsidiaries or any officer, agent or advisor of ACGL or any of its Subsidiaries (including any such person in his capacity as a director of the Company or any of its Subsidiaries) under or relating to this Agreement (including rights or remedies under applicable law), other than as set forth in Sections 8.7, 8.9, 14(a) and 15.3.

      13.   [Intentionally Omitted.]

      14. TAX MATTERS. (a) After the Closing Date, the Company, ACGL and the Selling Shareholders shall make available to the others, as reasonably requested, all information, records or documents relating to Tax liabilities or potential Tax liabilities of the Company or its Subsidiaries for all periods prior to or including the Closing Date. The requesting party shall reimburse the requested parties for their reasonable costs incurred in complying with the foregoing provision.

            (b) The Selling Shareholders shall be responsible for and shall pay (a) all sales, use, real estate transfer and other similar taxes (and any interest, penalties and other additions to such taxes and/or any related costs or expenses) and (b) all governmental charges, if any, upon the transactions contemplated hereby.

      15.   MISCELLANEOUS.

            15.1 EXPENSES. The aggregate amount of all Expenses shall be paid at the Closing by the parties hereto on a pro rata basis, based on the amount of Ordinary Shares owned by each of them on the date hereof as a percentage of all Ordinary Shares outstanding on the date hereof. The parties agree that if payment is due to ACGL by operation of the foregoing, ACGL may make payment of the Purchase Price on a net basis to adjust for such payment.

            "EXPENSES" means all reasonable and invoiced or otherwise documented fees and expenses incurred by the parties hereto at or prior to the Closing in connection with the negotiation of this Agreement, the performance of their respective obligations under this Agreement and the consummation of the transactions contemplated by this Agreement, INCLUDING, without limitation, (i) attorneys' fees and expenses, (ii) accountants' fees and expenses except as excluded by clause (y) below and (iii) all retention and other compensation-related costs incurred by the Company in connection with the transactions contemplated by this Agreement (including, without limitation, any stay bonuses payable to May and bonuses payable to management) as set forth in
Section 6.18 of the Disclosure Letter, but EXCLUDING (x) the cost of obtaining the insurance required under Section 8.7(c) and (y) accountants' fees and expenses in respect of the audit for the year ended December 31, 2000 in excess of the amount accrued on the December 31, 2000 Balance Sheet for such fees and expenses.

            15.2 CONFIDENTIALITY. Except as required by law or pursuant to the rules of any stock exchange (including the Nasdaq National Market System), neither the Company, nor any Selling Shareholder nor any Representative of any of them shall disclose to any person or entity (other than appropriate regulatory agencies) the nature of the transactions contemplated hereby or any other facts regarding such transactions, including the status thereof. The Company and each Selling Shareholder shall notify all of their Representatives of the requirements of this Section 15.2 and ensure the compliance therewith by the Representatives.

            15.3 FURTHER ACTIONS AND ASSURANCES. ACGL, the Selling Shareholders and the Company will execute and deliver any and all documents, and will cause any and all other action to be taken, either before or after Closing, which may be necessary or proper to effect or evidence the provisions of this Agreement and the transactions contemplated hereby. The Company and the Selling Shareholders will fully cooperate with ACGL in connection with the filing of ACGL's Form A with the Insurance Department.

            15.4 COUNTERPARTS. This Agreement may be executed in several counterparts each of which is an original and all of which taken together shall constitute a single instrument.

            15.5 CONTENTS OF AGREEMENT; PARTIES IN INTEREST, ETC. This Agreement sets forth the entire understanding of the parties. Any previous agreements or understandings between the parties regarding the subject matter hereof, and any amendments thereto, are merged into and superseded by this Agreement. Neither this Agreement nor any rights, interests, or obligations hereunder may be assigned by any party without the prior written consent of all other parties hereto; PROVIDED, HOWEVER, that ACGL may assign its rights, interests and obligations hereunder to any wholly-owned subsidiary of ACGL as long as ACGL remains fully liable for its obligations hereunder.

            15.6 NEW YORK LAW TO GOVERN; VENUE. This Agreement and all matters relating to the interpretation, construction, validity and enforcement of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of New York. The parties hereto agree to submit to the personal and exclusive jurisdiction of the state and federal courts serving New York, New York with respect to the enforcement or interpretation of this Agreement or the parties' obligations hereunder. Each party hereto irrevocably consents to the service of any and all process in any action or proceeding by the mailing of copies of such process by registered or certified mail to such party hereto to serve legal process in any other manner permitted by law. Each party hereto irrevocably waives, to the full extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

            15.7 SECTION HEADINGS AND GENDER. The section headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof. The use of the masculine pronoun herein when referring to any party has been for convenience only and shall be deemed to refer to the particular party intended regardless of the actual gender of such party.

            15.8 SCHEDULES AND EXHIBITS. All Schedules and Exhibits referred to in this Agreement are intended to be and are hereby specifically made a part of this Agreement.

            15.9 NOTICES. All notices, requests and other communications which are required or permitted hereunder shall be sufficient if given in writing and delivered personally or by registered or certified mail, postage prepaid, or by facsimile transmission (with a copy simultaneously sent by registered or certified mail, postage prepaid), as follows (or to such other address as shall be set forth in a notice given in the same manner):

            If to the Company prior to Closing:

                  Altus Holdings, Ltd.
                  Zephyr House
                  Mary Street
                  George Town, Grand Cayman
                  Cayman Islands
                  Fax:  (345) 949-1048
                  Attention:  Board of Directors

            If to Trident or TRYCO:

                  Victoria Hall
                  11 Victoria Street
                  Hamilton, Bermuda
                  Tel:  (441) 292-8370
                  Fax:  (441) 292-3793
                  Attention:  Martine Purssell

            Copies to:

                  MMC Capital, Inc.
                  20 Horseneck Lane
                  Greenwich, Connecticut  06830
                  Tel:  (203) 862-2924
                  Fax:  (203) 862-2925
                  Attention:  David Wermuth

            If to Marsh:

                  Marsh & McLennan Risk Capital Holdings Ltd.
                  1166 Avenue of the Americas
                  New York, New York  10036
                  Tel:  (212) 345-5512
                  Fax:  (212) 345-4263
                  Attention:  Mark Dallara

            Copies to:

                  MMC Capital, Inc.
                  20 Horseneck Lane
                  Greenwich, Connecticut  06830
                  Tel:  (203) 862-2924
                  Fax:  (203) 862-2925
                  Attention:  David Wermuth

            If to May or Ballew, to him at:

                  c/o Altus Holdings, Ltd.
                  Zephyr House
                  Mary Street
                  George Town, Grand Cayman
                  Cayman Islands
                  Fax:  (345) 949-1048

            If to ACGL or the Company after Closing:

                  Arch Capital Group Ltd.
                  20 Horseneck Lane
                  Greenwich, Connecticut  06830
                  Tel:  (203) 862-4300
                  Fax:  (203) 861-7240
                  Attention:  Peter A. Appel

            Copies to:

                  Cahill Gordon & Reindel
                  80 Pine Street
                  New York, NY  10005
                  Facsimile:  (212) 269-5420
                  Attention:  Robert Usadi, Esq.

            15.10 ANTITRUST MATTERS. ACGL, the Company and the Selling Shareholders will cause to be filed, and will cooperate with each other in connection with, all filings required to be made by the parties under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR ACT"), or any successor law, regulations and rules promulgated pursuant to the HSR Act or any successor law, and shall observe the applicable waiting period (including any extensions thereof by reason of a request for additional information). ACGL, the Company and the Institutional Selling Shareholders will coordinate all filings made pursuant to the HSR Act so as to present the filings to the Federal Trade Commission and the Department of

Justice at the time selected by the mutual agreement of the Institutional Selling Shareholders and ACGL and to avoid substantial errors or inconsistencies between the two in the description of the transaction. The Company shall pay all fees payable to the Federal Trade Commission in connection with the filings required to be made pursuant to the HSR Act.

            15.11 SPECIFIC PERFORMANCE. Each of the parties acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each party agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state hereof having jurisdiction over the parties and the matter (subject to Section 15.6) without the requirement of posting a bond or other security therefor, in addition to any other remedy to which they may be entitled, at law or in equity.

            15.12 MODIFICATION AND WAIVER. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof. This Agreement may be modified or amended at any time by a written instrument executed ACGL, the Company and the Institutional Selling Shareholders; PROVIDED that no modification or amendment shall disproportionately and adversely affect the Management Selling Shareholders without their written consent. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof nor shall such waiver constitute a continuing waiver.

            15.13 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

            15.14 THIRD PARTY BENEFICIARIES. Except as otherwise expressly set forth herein, no individual or entity shall be a third party beneficiary of the representations, warranties, covenants and agreements made by any party hereto.

            15.15 CONSTRUCTION AND INTERPRETATION. This Agreement has been negotiated by the undersigned and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement, or any provision of this Agreement, against the party drafting this Agreement will not apply in any construction or interpretation of this Agreement.

            15.16 TRIDENT GUARANTEE. Trident hereby guarantees, as principal, all of the obligations of Tryco in this Agreement.

            IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

                                    ALTUS HOLDINGS, LTD.


                                    By:  /s/ John Clements
                                         ---------------------------------------
                                         Name:  John Clements
                                         Title: Director

                                    THE TRIDENT PARTNERSHIP, L.P.

                                    By:  Trident Corp., as general partner


                                    By:  /s/ Martine Purcell
                                         ---------------------------------------
                                         Name:  Martine Purcell
                                         Title: Assistant Secretary

                                    TRYCO II, LTD.


                                    By:  /s/ Martine Purcell
                                         ---------------------------------------
                                         Name:  Martine Purcell
                                         Title: Assistant Secretary

                                    MARSH & MCLENNAN RISK CAPITAL HOLDINGS, LTD.


                                    By:  /s/ Mark J. Dallara
                                         ---------------------------------------
                                         Name:  Mark J. Dallara
                                         Title: Assistant Secretary

                                    GLENN L. BALLEW


                                    /s/ Glenn L. Ballew
                                    ---------------------------------------

                                    DAVID G. MAY


                                    /s/ David G. May
                                    ---------------------------------------

                                    ARCH CAPITAL GROUP LTD.

                                    By:  /s/ Peter A. Appel
                                         ---------------------------------------
                                         Name:  Peter A. Appel
                                         Title: President & Chief Executive
                                                Officer